EXHIBIT 5.1

September 21, 2005

Rock of Ages Corporation 772 Graniteville Road Graniteville, Vermont 05654

RE:   Registration Statement on Form S-8

Ladies and Gentlemen:

        I am Senior Vice President, General Counsel and Secretary of Rock of Ages Corporation, a Delaware corporation (the "Registrant"), and am acting as counsel to the Registrant in connection with the preparation of a Registration Statement on Form S-8 of the Registrant (the "Registration Statement") for the purpose of registering with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 550,000 shares (the "Shares") of the Registrant's Class A Common Stock, par value $.01 per share (the "Common Stock"), authorized for issuance pursuant to the Rock of Ages 2005 Stock Plan (the "Plan").

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, in the form filed with the Commission on the date hereof under the Securities Act; (ii) a specimen certificate representing the Common Stock (the "Specimen Certificate"); (iii) the Amended and Restated Certificate of Incorporation of the Registrant as currently in effect; (iv) the Amended and Restated By-Laws of the Registrant as currently in effect; (v) certain resolutions of the Board of Directors of the Registrant adopted on April 28, 2005 relating to the issuance of the Shares and certain related matters; and (vi) the Plan. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Registrant and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Registrant, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Registrant and others and of public officials.

        I have assumed that each award agreement setting forth the terms of a grant of awards under the Plan is or will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Registrant for the Common Stock delivered pursuant to the Plan will be in an amount at least equal to the par value of such Common Stock.

        I am admitted to the practice of law in the State of New Hampshire. I do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and I do not express any opinion as to the effect of any other laws on the opinion stated herein. I am not licensed to practice law in the State of Delaware.

        Based upon and subject to the foregoing, I am of the opinion that the issuance of the Shares has been duly authorized by the Registrant, and when (a) the Registration Statement becomes effective under the Securities Act, (b) certificates representing the Shares in the form of the Specimen Certificate have been manually countersigned by an authorized officer of the transfer agent and registrar for the Common Stock and the Shares have been registered by such transfer agent and registrar on the stock books of the Registrant, and (c) the Shares have been issued and delivered by the Registrant and the entire amount of the consideration therefor has been received in full by the Registrant, in each case in accordance with the terms of the Plan and the applicable award agreement or subscription agreement, such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very Truly Yours,

/s/ Michael B. Tule Senior Vice President, General Counsel and Secretary